                                                                    EXHIBIT 10.1

         THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE DEBTOR RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SHARES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE DEBTOR, THAT THIS NOTE OR SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


$1,300,000.00 Dated:                                             October 6, 1997

                      SENIOR SECURED CONVERTIBLE PROMISSORY NOTE


    FOR VALUE RECEIVED, the undersigned, INTERNATIONAL CUTLERY, LTD., a
Delaware corporation ("Debtor"), promises to pay to the order of Sharp of Florida, Inc., a New York corporation ("Creditor"), at 3 Southwest 129th Avenue, Pembroke Pines, Florida 33027, or at such other place or places as the holder of this Promissory Note ("Note") from time to time may designate in writing the principal sum of One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00) (the "Debt"), on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 7% per annum (calculated on the basis of a 360-day year constituting of twelve 30-day months) on the last day of each October, January, April and July of each year commencing October 31, 1997 and on the Maturity Date (each such date being an "Interest Payment Date") all as hereinafter further provided.

    In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

    1.   PAYMENTS.

         (a) PRINCIPAL. The principal amount of the Debt shall be paid on July 31, 2001 (the "Maturity Date"), on which date the entire outstanding principal balance of the Debt, and all other sums owing hereunder, together with any unpaid interest accrued thereon, shall be due and payable in full.

         (b)  INTEREST.

              (i) Interest on this Note shall accrue from the date of each advance hereunder (of which $600,000 has been advanced through and including the date of this Note) to but excluding the next Interest Payment Date and shall be payable in arrears on each Interest Payment Date thereafter.

              (ii) If any Interest Payment Date or the Maturity Date should fall on a day that is not a Business Day (as defined below), the payment due on such Interest Payment Date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (c) Debtor may, at its option upon 30 days' prior written notice to creditor, prepay all, but not less than all, of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (d) Payments of principal and interest on this Note shall be made by check sent to Creditor's address set forth above or to such other address as Creditor may designate for such purpose from time to time by written notice to the Debtor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         (e) The obligation to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, setoff, counterclaim, rescission, recoupment or adjustment whatsoever. Debtor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

    2. SENIOR STATUS OF DEBT; COLLATERAL. Debtor agrees that the Debt and all rights of Creditor under this Note and the Security Agreement (as defined herein), including, without limitation, the right to payment of principal and interest, shall be senior in all respects to any indebtedness or obligations of Debtor, whether now or hereafter due, except as set forth in Schedule 3(l) hereto. The Debt is secured by certain collateral (the "Collateral") described in that certain Security Agreement (the "Security Agreement') by and between Debtor and Creditor of even date herewith. This Note and the Security Agreement are sometimes collectively referred to herein as the "Loan Documents."

    3. REPRESENTATIONS AND WARRANTIES. In order to induce Creditor to accept this Note, Debtor represents and warrants as follows:

         (a) DUE INCORPORATION, ETC. Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Debtor is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Debtor.

         (b) AUTHORITY, EXECUTION, DELIVERY AND ENFORCEABILITY. Debtor has full corporate power and authority to enter into, deliver and perform its obligations under the Loan Documents and to consummate the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the same. The Loan Documents constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their terms.

         (c) NO CONFLICTS. Neither the execution and delivery by Debtor of the Loan Documents nor the performance by Debtor of its obligations thereunder, nor the consummation by Debtor of the transactions contemplated thereby, will
(i) conflict with the certificate of incorporation or by-laws of Debtor or (ii) except as set forth on Schedule 3(c), conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien (other than the liens created pursuant to the Security Agreement) upon any of Debtor's property or assets under (A) any lease, indenture, mortgage, deed of trust or other loan instrument or agreement to which Debtor may be bound or to which any of Debtor's property or assets may be subject or (B) any applicable law, rule, regulation, judgment, order or decree of any governmental, administrative or judicial authority or regulatory body having jurisdiction over Debtor or any of Debtor's properties or assets.

         (d) NO CONSENTS. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any federal, state, municipal or other foreign or domestic governmental department, commission, board, bureau, agency or other foreign or domestic governmental, administrative or judicial authority or regulatory body, and no filing, recording, publication or registration of any kind, is necessary in connection with the execution, delivery and performance by Debtor of the Loan Documents or the transactions contemplated thereby.

         (e)  FINANCIAL STATEMENTS.

              (i) The audited financial statements of Debtor for the fiscal years ended April 29, 1995 and April 27, 1996 and April 26, 1997, together with the notes to such financial statements, copies of which have been furnished to Creditor (the "Financial Statements"), fairly present the financial condition and results of operations of Debtor for the periods ended on such dates, all in accordance with GAAP (except, in the case of the unaudited Financial Statements, for the omission of footnotes and customary year-end adjustments).

              (ii) The financial books and records, and the books of account, stock records and other records of Debtor are complete and correct and have been maintained in accordance with reasonable business practices.

         (f) NO MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 3(f), there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Debtor since April 26, 1997.

         (g) LITIGATION. Except as set forth on Schedule 3(g), there are no pending or, to the knowledge of Debtor, threatened actions or proceedings affecting Debtor, or any of its properties or assets that in the aggregate could reasonably be expected to (i) materially adversely affect the business, operations, properties, prospects or condition (financial or otherwise) of Debtor, (ii) prohibit the performance by Debtor of its obligations hereunder or
(iii) affect the legality, validity, enforceability or binding nature of the Loan Documents.

         (h) ABSENCE OF UNDISCLOSED LIABILITIES. Debtor has no material liabilities or obligations of any nature (whether accrued, absolute or contingent), including but not limited to liabilities for taxes, that are required to be disclosed under GAAP and are not reflected on, or reserved against in, the Financial Statements except (a) as described in Schedule 3(h) or
(b) for liabilities
or obligations incurred since April 26, 1997 in the ordinary course of business and consistent with past practice.

         (i) CONTRACTS; NO DEFAULT. Debtor is not in default in any manner, under any lease, agreement or other instrument, that has any reasonable likelihood of having a material adverse effect on Debtor's properties, assets, operations, condition (financial or otherwise) or prospects, or the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any lease, agreement or instrument (including the Loan Documents) to which Debtor is a party.

         (j) TAXES. Except as set forth on Schedule 3(j), Debtor has filed all United States Federal income tax returns and all state tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Debtor, except such taxes which are being contested in good faith and for which Debtor has made all necessary reserves. The charges, accruals, and reserves on the books of Debtor in respect of taxes and other governmental charges are adequate in the opinion of Debtor. No tax lien has been filed, and to the knowledge of Debtor, no claim is being asserted with respect to any such tax, assessment or other charge.

         (k) LEGAL COMPLIANCE. Except as set forth on Schedule 3(k), Debtor is in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities or bodies in respect of the conduct of its business and the ownership or leasing of its property, except such noncompliance as would not, in the aggregate, have any reasonable likelihood of having a material adverse effect on Debtor's business, properties, assets, operations, condition (financial or otherwise) or prospects.

         (l) NO EXISTING LIENS. Except as set forth in Schedule 3(l) hereto, the Collateral is free and clear of any liens, security interests or other encumbrances other than those contemplated under the Loan Documents and includes all tangible and intangible assets used by Debtor in the conduct of its business. Except is set forth in Schedule 3(l) hereto, the Security Agreement creates a valid, first priority lien upon and security interest in the Collateral.

         (m)  ACCURACY AND COMPLETENESS OF INFORMATION.  To the best of
Debtor's knowledge, all information, reports and other papers and data with respect to the Debtor furnished to Creditor were, at the time the same were furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give creditor a true and accurate knowledge of the subject matter thereof in all material respects. No fact is known to Debtor which materially and adversely affects or in the future may (so far as Debtor can reasonably foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations or business prospects of the Debtor which has not been set forth in the Financial Statements or in such written information, reports, papers and data or otherwise disclosed in writing to Creditor prior to the date hereof. No document furnished or statement made in writing to the Creditor by the Debtor in connection with the negotiation, preparation or execution of the Loan Documents contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to Creditor.

    4.   COVENANTS

    4.1  AFFIRMATIVE COVENANTS OF DEBTOR.

         For so long as any part of the Debt remains outstanding, Debtor covenants and agrees with the Creditor as follows:

         (a) ACCOUNTING SYSTEM. Debtor shall maintain its financial records in accordance with GAAP.

         (b)  PERIODIC REPORTS.  Debtor shall provide:

                 (i) within ninety (90) days after the end of each fiscal year of Debtor a balance sheet of Debtor as of the end of such fiscal year and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized standing;

                 (ii) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a balance sheet of Debtor and the related statements of operations, shareholders' equity and cash flows, unaudited but prepared in accordance with GAAP (except for the omission of footnotes and customary year-end adjustments) and certified by the Chief Financial Officer of Debtor, such balance sheet to be as of the end of such month and such statements of operations and shareholders' equity to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

                 (iii) promptly following receipt by Debtor, each audit response letter, accountant's management letter and other written report submitted to Debtor by its independent public accountants or counsel in connection with an annual or interim audit of the books of Debtor;

                 (iv) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect Debtor;

                 (v) promptly upon sending, making available or filing the same, all press releases, reports, notices and financial statements that Debtor sends or makes available to its stockholders or directors or files with the Securities and Exchange Commission; and

                 (vi) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of Debtor as Creditor reasonably may request.

         (c) CERTIFICATES OF COMPLIANCE. Within forty-five (45) days of the end of each fiscal quarter and within ninety (90) days of the end of each year, and concurrent with any request by Debtor for an advance of funds hereunder, Debtor shall furnish to Creditor a certificate of the Chief Executive Officer or the Chief Financial Officer of Debtor stating that, to such officer's best knowledge, Debtor is not in default (with or without notice or lapse of time or both) under any material agreements or obligations, including the Loan Documents, nor has Debtor breached in any material respect any such agreements or obligations, or if any such default or breach exists, specifying in detail the nature and period of existence thereof and what actions Debtor has taken and proposes to take with respect thereto. Debtor covenants that promptly after the occurrence of any default (with or without notice or lapse of time or both) by Debtor under, or breach of, the Loan Documents or any other material agreement or obligation, it shall deliver to Creditor a certificate of an officer of Debtor specifying in detail the nature and period of existence thereof and what actions Debtor has taken and proposes to take with respect thereto.

         (d) OTHER REPORTS AND INSPECTION. Debtor shall, upon reasonable prior notice, make available to Creditor or its representatives or designees all properties, assets, books of accounts, corporate records, leases and contracts of Debtor reasonably requested by Creditor, and any other material reasonably requested by Creditor, for inspection and shall use its best efforts to make available to Creditor, the directors, officers, employees, customers, and independent accountants and vendors of Debtor for interviews at reasonable times to verify all information furnished and otherwise to become familiar with Debtor and its business, operations, properties and assets.

         (e) INSURANCE. Debtor shall maintain valid policies of workers' compensation, fire and casualty, liability and other forms of insurance with financially sound and reputable insurers in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Debtor and Debtor shall maintain such other insurance as may be required by law. The activities and operations of Debtor shall be conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         (f) BUSINESS AND PROPERTIES. Debtor shall obtain, preserve, renew and keep in full force and effect all authorizations, licenses, permits, easements, variances, consents, certificates, approvals and orders and all other rights, copyrights, trademarks, trade names and other authorizations from governmental authorities utilized by Debtor which shall be necessary in any material respect to the conduct of its business (collectively, the "Company Permits"), unless such Company Permits are not in full force and effect and such is contested diligently and in good faith by Debtor. Debtor shall preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         (g) MATERIAL CHANGES. Debtor shall promptly notify Creditor of (i) any material adverse effect involving Debtor, and (ii) any material lawsuit, claim, proceeding or investigation pending or, to the best knowledge of Debtor, threatened, or any material judgment, order or decree involving Debtor.

         (h) COMPLIANCE WITH APPLICABLE LAWS. Debtor shall comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority (whether now in effect or hereafter enacted) and any filing requirements relating thereto. Such obligation shall include complying in all material respects with the applicable provisions of ERISA and filing in a timely manner (within any applicable extension periods) all returns, reports, and forms required to be filed under the Internal Revenue Code or under applicable state, local or foreign laws relating to taxes and timely paying in full all taxes required to be paid in respect of the periods covered by such returns, reports and forms, except to the extent such statutes, laws, ordinances, rules, regulations or filing requirements are being contested diligently and in good faith by Debtor (or, in the case of taxes, adequate reserves for payment thereof have been set up and if Debtor receives an assessment for additional taxes from any taxing authority, such taxes are being contested diligently and in good faith). Debtor shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

         (i) TANGIBLE NET WORTH. At all times during the term of this Note, Debtor shall maintain a positive Tangible Net Worth (as defined in Section 17 hereof).

    4.2  NEGATIVE COVENANTS OF DEBTOR.

         For so long as any part of the Debt remains outstanding, Debtor covenants and agrees with the Creditor as follows:

         (a) LIQUIDATION. Debtor shall not voluntarily dissolve, liquidate or wind up or carry out any partial liquidation or cause any such dissolution, partial or complete liquidation, winding up or similar transaction involving Debtor without the prior written consent of Creditor.

         (b) PURCHASE OF CAPITAL STOCK. Debtor shall not purchase, redeem or otherwise acquire for value any capital stock or any other security, or any warrants, options or rights to acquire same, of Debtor or enter into any agreement, understanding or arrangement with respect to the foregoing without the prior written consent of Creditor.

         (c)  AMENDMENTS.      Debtor shall not amend, repeal or change any of
the provisions of the Certificate of Incorporation or By-Laws of Debtor in any manner adverse to Creditor without the prior written consent of Creditor.

         (d) LINE OF BUSINESS. Debtor shall not enter into any line of business that is not related to the operation of retail cutlery stores and kiosks without the prior written consent of Creditor.

         (e) TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Note or approved in writing by Creditor, Debtor shall not enter into any transaction (including, without limitation, the payment of any salary or other compensation or the grant of any stock options or warrants or other rights to purchase capital stock of Debtor) with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of Debtor, or any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for (A) transactions on customary terms related to such person's employment or (B) bona-fide arms length transactions.

         (f) INCURRENCE OF INDEBTEDNESS. Debtor shall not incur any Indebtedness without the prior written consent of Creditor.

         (g) INVESTMENTS, LOANS AND ADVANCES. Debtor shall not make any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness or otherwise), in any other Person (as defined in Section 17) without the prior written consent of Creditor, except that Debtor may acquire and hold (i) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than three (3) months from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $500,000,000 (an "Eligible Institution") and having maturities of not more than three (3) months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(i) and (ii) above, entered into with an Eligible Institution, and (iv) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and maturing within three (3) months from the date of acquisition.

         (h) DIVIDENDS, PREPAYMENTS, ETC. Debtor shall not directly or indirectly (i) declare, pay or make any dividend or other distribution on any shares of its capital stock or (ii) redeem, repurchase or otherwise acquire for value, prior to its scheduled maturity (without regard to any right Debtor may have to extend the maturity date), Indebtedness of Debtor.


         (i) LIENS. Except for Liens created by the Loan Documents, Debtor shall not create, incur, assume or suffer to exist, any Lien of any kind upon or with respect to any of its properties or assets whether now owned or hereafter acquired.

         (j) LIMITATION ON DISPOSAL OF ASSETS. Debtor shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, except in the ordinary course of business and consistent with past practices.

    5. EVENTS OF DEFAULT. The entire unpaid principal balance of the Debt, together with all unpaid interest accrued thereon and all other sums owing under this Note, shall at the option of Creditor become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events ("Events of Default"), regardless of the cause thereof and whether within or beyond the control of Debtor:

         (a)  The failure of Debtor to pay any sum when due under this Note;

         (b) If any representation, warranty, affidavit, report, certificate or statement made or delivered to Creditor by Debtor or on Debtor's behalf from time to time in connection with the Debt (whether or not included in the Loan Documents) shall prove false, incorrect or misleading in any material respect;

         (c) The failure of Debtor to observe or perform any covenant or agreement under the Loan Documents and such failure is not remedied or waived within fifteen (15) business days after receipt by Debtor of notice by Creditor of such failure;

         (d)  The cessation or liquidation of Debtor's business;

         (e) If Debtor shall default in the payment of, or if any default or event of default shall occur under, any indebtedness for borrowed money over One Hundred Thousand Dollars ($100,000.00) (whether direct or contingent and whether matured or accelerated), currently in effect or hereinafter created, to any Person whomsoever;

         (f) The express repudiation by Debtor of any of its obligations under the Loan Documents, or any of them, or any written declaration by Debtor of its intention not to perform any such obligations as and when the same become due;

         (g) The issuance of any levy, attachment, charging order, garnishment or other process against all or any substantial part of Debtor's property;

         (h) If the Debtor shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy, or liquidator for itself or any of its property; (ii) admit in writing its inability to pay its debts as they mature or generally fail to pay such debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or submit an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or
(vi) take any corporate action for the purpose of effecting any of the foregoing;

         (i) If an order, judgment or decree shall be entered against Debtor without its application, approval or consent, by any court of competent jurisdiction, approving a petition seeking the reorganization of Debtor or appointing a receiver, trustee or liquidator of Debtor or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 45 consecutive days from the date of entry thereof;

         (j) If Debtor shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of its property with intent to hinder, delay or defraud any of its creditors; or if Debtor shall have made or suffered a transfer of any of its property which may be invalid under any bankruptcy, fraudulent conveyance, preference or similar law; or if Debtor shall have made any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid; or

         (k) If any governmental authority (or any person acting or purporting to act under governmental authority) shall take any action to condemn, assume custody or control of, seize or appropriate all or any substantial part of Debtor's property or assets.

    6. RIGHTS AND REMEDIES OF CREDITOR. Creditor shall be entitled to pursue any and all rights and remedies provided by applicable law (including, the New York Uniform Commercial Code) and/or under the terms of the Loan Documents or any other agreement or instrument, all of which shall be cumulative and may be exercised successively or concurrently. Creditor's delay in exercising or failure to exercise any rights or remedies to which Creditor may be entitled if any Event of Default occurs shall not constitute a waiver of any of Creditor's rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by Creditor preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by Creditor shall be effective unless made in writing and signed by Creditor, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing.

    7. DEFAULT RATE OF INTEREST. At Creditor's sole option the entire unpaid principal balance of the Debt shall bear interest until paid at the "Default Rate" (as herein defined) from and after the occurrence and during the continuation of any Event of Default, regardless of whether Creditor also elects to accelerate the maturity of the Debt; provided, however, that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments. At Creditor's sole option, all interest which accrues at the Default Rate shall be due and payable on Creditor's demand from time to time. The Default Rate shall equal the lesser of
(i) twenty five percent (25%) per annum or (ii) the maximum interest rate permitted by applicable law, if any.

    8.   CONVERSION.

    8.1  Creditor shall have the right (the "Conversion Right"), on the
Maturity Date or earlier prepayment date, on the terms set forth in this Section
8
to convert all, but not less than all, of the outstanding principal balance of this Note into a number of shares of Debtor's common stock (the "Common Stock") as shall, at the time of and giving effect to such conversion, equal 60% of the fully-diluted number of shares of Common Stock outstanding (after giving effect to the exercise of all outstanding options, warrants and other rights to purchase or acquire shares of Common Stock, but giving effect only to shares actually purchased, prior to such conversion, pursuant to the exercise of Debtor's presently outstanding Class A and Class B Redeemable Common Stock Purchase Warrants). Concurrently herewith, Joel J. Silver, Esther S. Silver, Caryn N. Silver and Lawrence N. Silver (collectively, the "Silvers") have entered into a Pledge Agreement which provides that in the event the Conversion Right is exercised prior to the exercise in full of all presently outstanding Class A and Class B Redeemable Common Stock Purchase Warrants, the Silvers, jointly and severally agree that they will, in the aggregate, immediately upon any subsequent exercise of 1% or more of such Warrants, transfer to Creditor such number of shares of Common Stock owned by them, or any of them, as may be necessary to constitute Creditor the owner of 60% of the number of shares of Common Stock outstanding after each such subsequent exercise of such Warrants.

    8.2 To exercise the Conversion Right, Creditor, on or before the Maturity Date or earlier prepayment date, shall deliver to Debtor, at its office at 127 West 25th Street, New York, New York 10011, or at such other place as is designated in writing by Debtor, a notice (the "Conversion Notice") stating that Creditor is exercising the Conversion Right and the name or names in which Creditor wishes the certificates for shares of Common Stock to be issued. The Conversion Notice, once given, shall be irrevocable.

    8.3 Upon exercise of the Conversion Right, Creditor shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise (the "Conversion Shares"), notwithstanding that the transfer books of Debtor shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to Creditor. As soon as practicable after exercise of the Conversion Right, Debtor shall issue and deliver to Creditor a certificate or certificates for the Conversion Shares issuable upon the exercise registered in the name of Creditor or its designees; provided that the Debtor, by notice given to Creditor promptly after receipt of the Conversion Notice, may require Creditor, as a condition to the delivery of such certificate or certificates, to surrender this Note to Debtor. In the event the Conversion Right is exercised, all accrued and unpaid interest up to the date of conversion shall be paid on such date.

    8.4 The issuance of any shares upon the exercise of the Conversion Right, and the delivery of certificates representing such shares, shall be made without charge to Creditor for any tax (other than income taxes, if any) or other charge in respect of such issuance. Debtor shall not, however, be required to pay

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

any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in the name other than that of Creditor and Debtor shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to Debtor the amount of such tax or shall have established to the satisfaction of Debtor that such tax has been paid.

    8.5 Creditor shall not have, solely on account of its Conversion Right, any rights of a stockholder of Debtor, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of Debtor except as provided in this Note.

    8.6 Debtor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Conversion Right, such number of shares of Common Stock as shall, from time to time be sufficient for the exercise of the Conversion Right in full. Debtor covenants that all shares of Common Stock issuable upon exercise of the Conversion Right shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

    9.   ADVANCE OF FUNDS; CONDITIONS TO FUNDING.

    9.1 CONDITIONS PRECEDENT. As conditions precedent to the making of advances hereunder, Debtor shall satisfy the following conditions to Creditor's satisfaction (any of which may be waived or deferred upon written consent of Creditor):

         (a) Debtor shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required in the Loan Documents;

         (b) Creditor shall have received an opinion of Debtor's counsel in form and substance and as to such matters as Creditor shall reasonably require;

         (c) Debtor's representations and warranties made unto Creditor concurrently herewith continue to be true as of the date of each advance hereunder; and

         (d) Creditor shall have received a Certificate of Compliance as provided in Section 4.1(c) hereof.

    9.2 ADVANCE OF FUNDS. All advances made by Creditor hereunder shall be made payable to Debtor. Subject to the conditions precedent set forth in
Section 9.1 herein, Debtor may draw down, as and when necessary and consistent with (and provided Debtor has met) the cash flow projections furnished to

Creditor by Debtor, advances from Creditor up to the aggregate principal amount of this Note.

    10. WAIVER AND CONSENT. To the fullest extent permitted by law, Debtor hereby: (a) waives demand (except as expressly provided herein), presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Debtor liable with respect to the Debt; (b) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of loans;
(c) waives any right to interpose any set-off or counterclaim or to plead any statute of limitations as a defense in any such action or proceeding, and waives all statutory provisions and requirements for the benefit of Debtor, now or hereafter in force; (d) submits to the jurisdiction of the state and federal courts in the state of New York for purposes of any such action or proceeding; and (e) agrees that the venue of any such action or proceeding may be laid in New York County, New York and waives any claim that the same is an inconvenient forum. No provision of this Note shall limit Creditor's right to serve legal process in any manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction. Until Creditor receives all sums due under this Note in immediately available funds, Debtor shall not be released from liability with respect to the Debt unless Creditor expressly releases Debtor in a writing signed by Creditor.

    11. COSTS, INDEMNITIES AND EXPENSES. Debtor agrees to pay all filing fees and similar charges and all costs reasonably incurred by Creditor in collecting or securing or attempting to collect or secure the Debt, including attorneys' fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. Debtor agrees to pay any documentary stamp taxes which may now or hereafter apply to the Loan Documents or any payment made in respect of this Debt, and the Debtor agrees to indemnify and hold Creditor harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

    12.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.
All of the representations, warranties, covenants and agreements of Debtor contained in the Loan Documents shall survive until the Debt, and all interest and other sums owed hereunder, shall have been paid in full; provided, however, that all agreements and covenants provided in the Loan Documents shall survive the payment of the Debt and continue to bind Debtor until such covenants and agreements have been observed and performed in full.


    13. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

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

    14.  INDEMNIFICATION.  Debtor agrees to indemnify Creditor and hold
Creditor harmless from and against any and all liabilities, loss, damage, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Creditor and time charges and disbursements of attorneys who may be employees of Creditor in connection with any investigative, administrative or judicial proceeding, whether or not Creditor is a party thereto) which may be imposed on, incurred by or asserted against creditor by third parties relating to or arising out of the Loan Documents; provided, however, that Debtor shall have no obligation to Creditor hereunder with respect to such liabilities, loss, damage, costs and expenses arising from the gross negligence or willful misconduct of Creditor as determined by a court of competent jurisdiction.

    15. SEVERABILITY. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

    16. INTERPRETATION. The term "Creditor" shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other gender, all as may be appropriate. Captions and paragraph headings in this Note are for convenience of reference only and shall not affect its interpretation.

    17. DEFINITIONS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3 and all financial data submitted pursuant to this Note shall be prepared in accordance with such principles. As used in this note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "CAPITAL LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Note, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         (b) "GAAP" shall mean generally accepted accounting principles consistently applied.

         (c) "GUARANTEED DEBT" of any Person means without duplication of amounts, all Indebtedness of any other Person of the type referred to in clause
(i), (ii), (iii) or (iv) of the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss.

         (d) "INDEBTEDNESS" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than a trade payable or other current liability arising in the ordinary course of business (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, obligations accepted under bank acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person, or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding), (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, but not operating lease obligations, of such Person, (v) all indebtedness of any Person referred to in clause (i), (ii),
(iii) or (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all capital stock which is redeemable mandatorily or at the option of the holder, (vii) all Guaranteed Debt, and
(viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) though (viii) above.

         (e) "LIEN" means any lien, charge, claim, mortgage, security interest, preferential arrangement or other encumbrance of any kind.

         (f) "NET WORTH" shall mean, at a particular date, all amounts which would be included under shareholders' equity on Debtor's balance sheet determined in accordance with GAAP as at such date.

         (g) "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental or regulatory body, authority or agency or other entity of whatever nature.

         (h)  "TANGIBLE NET WORTH" shall mean an amount equal to net worth
MINUS the aggregate amount of all assets of Debtor as may properly be classified as intangible assets in accordance with GAAP.

    18. MISCELLANEOUS. Time shall be of the essence with respect to the terms of this Note. This Note cannot be changed or modified orally. Except as otherwise required by law or by the provisions of this Note, payments received by Creditor hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Debt, and next in reduction of the outstanding principal balance of the debt, except that during the continuance hereunder of any Event of Default, Creditor may apply such payments in any order of priority determined by Creditor in its exclusive judgment. Except as otherwise required by the provisions of this Note, any notice required to be given to Debtor shall be deemed sufficient if made personally or by telecopier, or if mailed, postage prepaid, return receipt requested, to Debtor's address as hereinabove set forth. Creditor may grant participation in all or any portion of the Debt, and/or may transfer or assign this Note or any of Creditor's rights hereunder in whole or in part to any Person whomsoever and may act on behalf of or as the agent of any such Person in enforcing this Note. To the extent of such transfer or assignment, such transferee or assignee shall have all the rights of Creditor hereunder and Creditor shall be thereafter relieved from any liability with respect to any portion of the Debt so assigned or transferred. All of the terms of this Note shall inure to the benefit of Creditor and its successors and assigns and shall be binding upon Debtor and its successors and assigns.

    19. EXECUTION. This Note is signed, sealed and delivered as of the date first written above.

    DEBTOR AND CREDITOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF

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

DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF DEBTOR AND CREDITOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CREDITOR TO ACCEPT THIS NOTE.

                             DEBTOR:

                             INTERNATIONAL CUTLERY, LTD.


                             By: /s/ JOEL J. SILVER
                                -----------------------------
                                  Joel J. Silver
                             Chairman and Chief Executive Officer


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